EXHIBIT 99.1

Investor Relations contact:
Jeffrey P. Harris
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Jamie Falkowski
Tel: 415-278-7472
media_relations@gymboree.com

The Gymboree Corporation Announces New Share

Repurchase Program; Updates Earnings Guidance

San Francisco, Calif., July 30, 2007 – The Gymboree Corporation (NASDAQ: GYMB) announced that the Company has completed the repurchase of $50 million (approximately 1.25 million shares) of the Company’s outstanding common stock under its share repurchase program authorized by the Board of Directors in April 2007. The Company’s Board of Directors has authorized the Company to utilize an additional $50 million of the Company’s cash reserves and/or cash borrowings to purchase shares of the Company’s outstanding common stock under a new share repurchase program. Purchases under the new share repurchase program will be made from time to time on the open market or in privately negotiated transactions, consistent with the previously authorized plan. Depending on market conditions and other factors, purchases under this program may be commenced or suspended without prior notice at any time, or from time to time, through July 31, 2008.

The Company also announced that it now expects earnings per diluted share for the second fiscal quarter ended August 4, 2007, to be in the range of $0.13 to $0.15 per diluted share. The Company continues to expect a low- to mid-single digit increase in same-store sales for the second fiscal quarter.

“We are continuing to see the benefit of our strategic merchandising, sourcing, marketing and expense control initiatives,” said Matthew McCauley, Chairman and Chief Executive Officer. “Given the continued success of these initiatives and the recent sell-off in the equity markets, I am happy that the Board of Directors has agreed to increase our share repurchase program in an effort to enhance shareholder value.”

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of July 7, 2007, the Company operated a total of 735 retail stores: 585 Gymboree® stores (555 in the United States and 30 in Canada), 68 Gymboree Outlet stores and 82 Janie and Jack® shops in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 544 franchised and Company-operated centers in the United States and 31 other countries.

Forward-Looking Statements

The foregoing financial information for the second fiscal quarter ended August 4, 2007, is unaudited and subject to quarter-end and year-end adjustment. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation’s share repurchase program and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could vary materially as a result of a number of factors, including the price of our stock and stock market conditions as well as other factors which may affect our future financial performance including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended February 3, 2007. These forward-looking statements reflect The Gymboree Corporation’s expectations as of July 30, 2007. The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree and Janie and Jack are registered trademarks of The Gymboree Corporation.

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